UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CH REAL ESTATE II, INC.
(Exact Name of Registrant in its Charter)

UTAH	6500	90-1030909
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

2851 B 1/2 Road

Grand Junction, CO

T: (970) 424-6935

(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

David Rees

175 South Main Street, 15th Floor

Salt Lake City, UT 84111

T: (801) 303-5736

F: (801) 355-5005

(Name, Address and Telephone Number of Agent for Service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller Reporting Company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock	13,600,000	$0.02	$272,000.00	$31.52
Total	13,600,000	$0.02	$272,000.00	$31.52

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457, the offering price was determined by factors such as the lack of liquidity (since there is no present market for CH Real Estate II, Inc. stock) and the high level of risk inherent in this sort of offering. The selling shareholders may sell shares of our common stock at a fixed price of $0.02 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

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The information in this prospectus is not complete and may be changed. The Selling Security Holders may not sell these securities until after the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED _____________

Prospectus

13,600,000 shares

CH REAL ESTATE II, INC.

Common Stock

This prospectus relates to the offer for sale of up to 13,600,000 shares of our common stock by certain existing holders of the securities, referred to as Selling Security Holders throughout this document. The total number of shares registered in this prospectus is 13,600,000. We will not receive any of the proceeds of this offering. We have no present plans to be acquired or to merge with another company nor do we, or any of our shareholders, have plans to enter into a change of control or similar transaction.

We anticipate applying for quotation of our common stock on the over-the-counter (OTC) Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. We have not yet engaged a market maker to assist us to apply for quotation on the OTC Bulletin Board, and we are not able to determine the length of time that such application process will take. Such time frame is dependent on comments we receive, if any, from FINRA regarding our Form 211 application. There is no guarantee that our stock will ever be quoted on the OTC Bulletin Board.

There is no present public trading market for the Company’s Common Stock, and the price at which the Shares are being offered bears no relationship to conventional criteria such as book value or earnings per share. There can be no assurance that the offering price bears any relation to the current fair market value of the Common Stock.

Therefore, purchasers of our shares registered hereunder may be unable to sell their securities, because there may not be a public market for our securities. As a result, you may find it more difficult to dispose of, or obtain accurate quotes of our common stock. Any purchasers of our securities should be in a financial position to bear the risks of losing their entire investment.

The Selling Security Holders will sell the shares from time to time through independent brokerage firms in the over-the-counter market at $0.02 per share, until the shares are quoted on the OTC Bulletin Board, in which case the shares will be sold at market prices prevailing at the time of sale.

We are an “emerging growth company” under the federal securities laws and will therefore be subject to reduced public company reporting requirements. Investing in our stock involves substantial risks. See “Risk Factors” beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Date of This Prospectus is: __________________

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You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. The Selling Security Holders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus

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PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all of the information that is important to you. We are an “emerging growth company” under the federal securities laws and will therefore be subject to reduced public company reporting requirements. You should read the following summary together with the more detailed information regarding our company and the common stock being sold in this offering, including “Risk Factors” and our consolidated financial statements and related notes, included elsewhere in, or incorporated by reference into, this prospectus.

ABOUT OUR COMPANY

Except as otherwise indicated by the context, references in this report to “CH,” “CH Real Estate,” “we,” “us,” or “our,” “Successor” and the “Company” are references to the business of CH Real Estate II, Inc. and its wholly-owned subsidiary.

Overview

CH Real Estate II, Inc. is a real estate development company primarily engaged in purchasing properties for the purpose of keeping them as rental properties, and/or remodeling them and selling them at a profit. Curt Hansen founded the company, and it was organized in Utah on June 29, 2010, as an LLC and incorporated on April 14, 2011 as a corporation.

Real estate development is a multifaceted business encompassing activities that range from the renovation and re-lease of existing buildings to the purchase of raw land and the sale of improved parcels to others. Developers are the coordinators of the activities, converting ideas on paper into real property. Real estate development is different from construction.

Developers buy land, finance real estate deals, build or have builders build projects, create, imagine, control and orchestrate the process of development from the beginning to end. Developers usually take the greatest risk in the creation or renovation of real estate—and receive the greatest rewards. Typically, developers purchase a tract of land, determine the marketing of the property, develop the building program and design, obtain the necessary public approval and financing, build the structure, and lease, manage, and ultimately sell it. Developers work with many different counterparts along each step of this process, including architects, city planners, engineers, surveyors, inspectors, contractors, leasing agents and more.

The Company has purchased, improved and sold three residential properties since 2012. Although the Company intends to primarily engage in the purchase, improvement, and disposition of real property, it may also purchase hard money loans that are secured by real property and earn above-market interest, and it has purchased several of those since inception.

Our financial status creates doubt about whether we will continue as a going concern. As we had net losses of $39,101 and $81,676 for the year ended December 31, 2015 and the nine months ended September 30, 2016, respectively, and we currently have limited assets with which to fund operations and pay for the expenses associated with complying with our reporting requirements under the federal securities laws, it is likely that we may not be able to comply with those reporting requirements, which would mean that limited information regarding the Company and our operations would not be available to investors and the public.

Company Information

CH Real Estate II, Inc. was incorporated in 2011 and will pursue purchasing and developing real estate properties in Utah, Colorado and California at a discounted price.

Business Strategies

CH’s business strategies are described in greater detail on page 22.

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Industry Summary

A summary of the industry can be found on page 22 of this Prospectus.

Competitive Strengths within the Industry

CH’s Competitive Strengths within the Industry are described in greater detail on page 22.

Growth Strategy

CH’s Growth Strategy is described in greater detail on page 22.

Use of Certain Defined Terms

Except as otherwise indicated by the context, references in this report to:

•	“CH,” “we,” “us,” “our,” “Successor” and the “Company” are references to the combined business of CH Real Estate II, Inc. and its wholly-owned subsidiary.
•	“Securities Act” refers to the Securities Act of 1933, as amended, and “Exchange Act” refers to the Securities Exchange Act of 1934, as amended

Commission’s Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of its Certificate of Incorporation, By-Laws, the General Corporation Law of the State of Utah or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Where You Can Find Us

Our corporate headquarters are located at 2851 B ½ Road, Grand Junction, Colorado, 81503. Our telephone number is (970) 424-6935.

RISK FACTORS

The following risk factors should be considered carefully in addition to the other information contained in this report. This report contains forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our customers’ or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. “Risk Factors,” “Management’s Discussion and Analysis” and “Business,” as well as other sections in this report, discuss some of the factors that could contribute to these differences.

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The forward-looking statements made in this report relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

An investment in our common stock is highly speculative and involves a high degree of risk. Therefore, you should consider all of the risk factors discussed below, as well as the other information contained in this document. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

Our financial status creates doubt about whether we will continue as a going concern.

We had net losses of $39,101 and $81,676 for the year ended December 31, 2015 and the nine months ended September 30, 2016, respectively, and we currently have limited assets with which to fund continued operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

We may not be continually able to find properties which fit our business model.

We are continually dependent on finding properties, which fit the business model. Any inability to find properties could materially impact our revenues and adversely impact a shareholder’s investment.

We may not be able to continue to successfully find qualified buyers.

We are continually dependent on finding qualified buyers. Any inability to find qualified buyers could materially impact our revenues and adversely impact a shareholder’s investment.

The recent economic recession has impacted our ability to find qualified buyers for our properties.

The recent economic slow-down presents challenges in finding qualified buyers, as many individuals are unable to obtain or retain financing.

Our future operations may not result in such revenues or net profits. Our revenues depend on continual new business development.

We had net losses of $39,101 and $81,676 for the year ended December 31, 2015 and the nine months ended September 30, 2016, respectively, and we currently do not have sustainable revenues and net profits. We are continually dependent upon developing new clients for our continued revenue production and growth, and any inability to continue business development growth would materially impact our revenues and adversely impact a shareholder’s investment.

A third party refers loans to us to purchase, and there is no guarantee that we will be referred any loans to purchase in the future, or that we will want to or be able to purchase any loans referred to us.

Loans for purchase have historically been referred to us by a third party, and the third party has no obligation to refer loans to us to purchase. Even if the third party does refer loans to us in the future, there is no guarantee that the loans referred to us will be the type of loan offering a risk-reward profile we find attractive, or that we will be able to complete the purchase of the loan(s) referred to us.

The loans we may purchase are subject to risks of delinquency, foreclosure and loss, which could result in losses to us.

The “hard money” loans we may purchase are secured by residential properties and are subject to risks of delinquency and foreclosure, and risks of loss. The ability of a borrower to repay a loan secured by residential property typically is dependent primarily upon the income or assets of the borrower. In addition, the ability of the borrower to repay their mortgage loan may be affected by, among other things: property location and condition, competition and demand for comparable properties, changes in zoning laws for the property or its surrounding area, environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions, declines in regional or local real estate values, increases in interest rates, real estate tax rates, changes in governmental rules, regulations and fiscal policies, including environmental legislation, acts of God, terrorism, social unrest and civil disturbances.

In the event of any default under a mortgage loan held by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral that we can realize upon foreclosure and sale and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations and could limit the amount we have available for distribution to you. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process that can have a substantial negative effect on our originally anticipated return on the foreclosed mortgage loan.

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Our growth plan is based upon Management’s projection of what may happen in the future, and such predictions may not occur. Actual results may differ materially.

Our growth plan is based upon Management's projections of estimated available cash flow, expenses, revenue, revenue over profit, earnings before interest, taxes and depreciation, sales cycle time and other measures of projected economic performance. These projections are made in Management's view of what may happen in the future, and are not based upon historical projections. Projections or predictions of future events may not occur and actual results may differ materially from those expressed in or implied by Management's projections.

We will incur increased costs as a result of being a public company.

If we are able to become a public company, we will incur significant legal, accounting and other expenses. We expect the laws, rules and regulations governing public companies to increase our legal and financial compliance costs and to make some activities more time-consuming and costly.

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, and new SEC regulations are creating uncertainty for companies such as ours. These new or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. Also, while there is limited regulation of our business at the state and federal level, any change to such regulation could adversely affect our business. Also, our clients are often regulated, and their ability to pay us or our ability to provide services may be impacted by changes in regulation. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, our business may be materially impacted and our reputation may be harmed.

There may be unknown risks inherent in our acquisitions of properties which could result in a material adverse effect on our business.

We will conduct due diligence with respect to any acquisition we undertake we may not be aware of all of the risks associated with any of the acquisitions. Any discovery of adverse information concerning any of these acquisitions could have a material adverse effect on our business, financial condition and results of operations. While we may be entitled to seek indemnification in certain circumstances, successfully asserting indemnification or enforcing such indemnification could be costly and time consuming or may not be successful at all.

Investors may lose their entire investment if we fail to implement our business plan.

We were incorporated in 2011. We have a minimal demonstrable operations record, on which you can evaluate our business and prospects. Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. These risks include, without limitation, competition, the absence of ongoing revenue streams, a competitive market environment, and lack of brand recognition. If we fail to implement and create a base of operations for our proposed business, we may be forced to cease operations, in which case investors may lose their entire investment.

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Difficult economic conditions could harm our business.

Global, national, and local economic conditions continue to be challenging. Although the economy appears to be recovering in some countries, it is not possible for us to predict the extent and timing of any improvement in global economic conditions. Even with continued growth in many of our markets during this period, the economic downturn could adversely impact our business in the future by causing a decline in demand for our products, particularly if the economic conditions are prolonged or worsen. In addition, such economic conditions may adversely impact access to capital for us and may otherwise adversely impact our operations and overall financial condition.

Epidemics and other global health risks could negatively impact our business.

It is difficult to predict the impact on our business, if any, of the emergence of new epidemics, such as avian flu or H1N1 flu. However, any such events could impact our business and business operations.

Risks Relating to Regulation of Our Business and to Our Structure

Our business operations may be affected by legislative or regulatory changes.

Changes in laws and regulations or the enactment of new laws and regulations governing our business licenses or otherwise affecting our business may materially and adversely affect our business prospects and results of operations. We are not certain how the local government will implement any regulation or how it may affect our ability to compete in the real estate industry. Accordingly, we need to conduct due diligence as to any possible regulations that might arise and substantially affect CH’s operations. Further, we need to make every effort to hedge against any government regulation, which may materially alter our business model.

Risks Associated with this Offering

If our shares are quoted on the OTC Bulletin Board, our shares will likely be classified as a “penny stock” as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price less than $5.00. Our shares would be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

There is no guarantee that our shares will be quoted on the OTC Bulletin Board. However, even if our shares are quoted on the OTC Bulletin Board, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to its customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our stockholders to sell their securities.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000, or annual income exceeding $200,000 individually, or $300,000 together with his or her spouse, is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

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Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

•	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

•

Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer’s account, the account’s value and information regarding the limited market in penny stocks;

•

Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction, prior to conducting any penny stock transaction in the customer’s account.

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Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling stockholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our stockholders will, in all likelihood, find it difficult to sell their securities.

Investors may never receive cash distributions, which could result in an investor receiving little or no return on his or her investment.

Distributions are payable at the sole discretion of our board of directors. We do not know the amount of cash that we will generate, if any, once we have more productive operations. Cash distributions are not assured, and we may never be in a position to make distributions.

Even if a market develops for our shares, our shares may be thinly traded with wide share price fluctuations, low share prices, and minimal liquidity.

If a market for our shares develops, the share price may be volatile with wide fluctuations in response to several factors, including: potential investors’ anticipated feeling regarding our results of operations; ·increased competition; our ability or inability to generate future revenues; and market perception of the future of development of wood product manufacturing.

In addition, if our shares are quoted on the OTCBB, our share price may be affected by factors that are unrelated or disproportionate to our operating performance. Our share price might be affected by general economic, political, and market conditions, such as recessions, interest rates, or international currency fluctuations. In addition, even if our stock is approved for quotation by a market maker through the OTCBB, stocks traded over this quotation system are usually thinly traded, highly volatile and not followed by analysts. These factors, which are not under our control, may have a material effect on our share price.

We could potentially need to sell additional authorized shares in the future. This will result in a dilution to our existing shareholders and a corresponding reduction in their percentage ownership in CH.

We may seek additional funds through the sale of our common stock. This will result in a dilution effect to our shareholders whereby their percentage ownership interest in CH is reduced. The magnitude of this dilution effect will be determined by the number of shares we will have to issue in the future to obtain the funds required. The sale of additional stock to new shareholders will reduce the ownership position of the current shareholders. The price of each share outstanding common share may decrease in the event we sell additional shares.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Articles of Incorporation authorize our Board of Directors to determine the relative rights and preferences of preferred shares without further stockholder approval. As a result, our Board of Directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as a holder of common stock.

Since our securities are subject to penny stock rules, you may have difficulty reselling your shares.

Our shares are “penny stocks” and are covered by Section 15(d) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers including: disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder's ability to dispose of his stock.

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Future legal actions would cause our costs to increase.

There are presently no legal actions pending against the Company or to which it or any of its property are subject, nor to its knowledge are any such proceedings contemplated. In the event there was any such legal action, there would be costs of defense that would be variable. The Company anticipates a general increase in legal counsel cost going forward due to the increased compliance costs of running a public company and the legal work that may be necessary for implementing the Company’s business plan of expansion.

The financial projections herein are based on assumptions which may not actually occur.

The financial projections contained in this Prospectus are based on certain assumptions and estimates and, although the Company believes there is a reasonable basis for the assumptions and estimates upon which the projections are based, there can be no assurance that the revenues stated therein will be attained or that expenses will not be higher than estimated. Much of the information contained in the projections is based on assumptions and estimates that are subject to variations that could be beyond the control of the Company and could have a substantially adverse effect on the performance and profitability of the Company. Accordingly, no representation is or can be made as to the future operations or the amount of any future income or loss of the Company. In addition, the projections were prepared by management and have not been reviewed by any independent certified public accountant. Each investor should consult his own attorney, accountant or other advisors concerning an investment in the Company.

In the event of an investor’s life crisis, the Board may not buy back shares from the investor.

If crisis occurs, such as death of investor spouse or family member, at the request of the investor, Board of Directors may meet to discuss the possibility of buying back shares from investor, but is not required to do so.

There are deficiencies with our internal controls that require improvements, and we will be exposed to costs and risks as a result of legislation requiring companies to evaluate controls under Section 404 of the Sarbanes-Oxley Act of 2002 in the event we become a fully reporting company.

After we become a fully reporting company, our management will be responsible for establishing and maintaining adequate internal control over financial reporting. An internal control system is a process designed to provide reasonable assurance to management and to the board of directors regarding the preparation and fair presentation of published financial statements. We believe that we do not currently have adequate internal control procedures in place, and regardless, we are still subject to increased costs as a result of legislation requiring reporting companies to evaluate controls under Section 404a of the Sarbanes-Oxley Act of 2002. After we become a fully reporting company, we will be required to evaluate our internal controls systems in order to allow management to report on our internal controls, as required by Section 404a of the Sarbanes-Oxley Act. As a result, we will incur additional expenses and a diversion of management’s time. If we are not able to meet the requirements of Section 404a in a timely manner or with adequate compliance, we might be subject to sanctions or investigation by regulatory authorities, such as the SEC.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

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In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any May 30.

Our status as an “emerging growth company” under the JOBS Act of 2012 may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

Trends, risks and uncertainties.

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all such risk factors before making an investment decision with respect to our Common Stock.

EARNINGS TO FIXED CHARGES

In accordance with §229.10(f) and §229.503(d), a registrant, such as ourselves, that qualifies as a smaller reporting company need not comply with this item.

FORWARD LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.

This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our technology, (c) our manufacturing, (d) the regulation to which we are subject, (e) anticipated trends in our industry and (f) our needs for working capital. These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Business,” as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

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Except as otherwise required by applicable laws, we undertake no obligation to publicly update or revise any forward-looking statements or the risk factors described in the prospectus, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

USE OF PROCEEDS

Each of the Selling Security Holders will receive all of the net proceeds from the sale of shares by that shareholder. We will not receive any of the net proceeds from the sale of the shares. The Selling Security Holders will pay any underwriting discounts and commissions and expenses incurred by the Selling Security Holders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Security Holders in offering or selling their shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including without limitation blue sky registration and filing fees, and fees and expenses of our legal counsel and accountants.

DIVIDEND POLICY

We have never declared dividends or paid cash dividends on our common stock and our board of directors does not intend to distribute dividends in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority, FINRA, for our common stock to eligible for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no assurance that our stock will ever be quoted on the OTC Bulletin Board or that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Holders of Our Common Stock

As of the date of this registration statement, we have 30 shareholders of record and 100,000,000 shares issued and outstanding.

Securities Authorized for Issuance under Equity Compensation Plans

We have not reserved any securities for issuance under any equity compensation plan, as we currently have not adopted any equity compensation plan.

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DETERMINATION OF OFFERING PRICE

The Selling Security Holders will be offering the shares of common stock being covered by this prospectus at a price of $0.02 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices. The offering price has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth, and it may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DILUTION

As of September 30, 2016, we had a negative net tangible book value of ($0.001) per share of our common stock. If you invest in our common stock, you will experience immediate and substantial dilution to the extent of the difference between the offering price per share of our common stock, and the pro forma net tangible book value per share of our common stock immediately after the offering.

The founder acquired shares at an average cost of $0.00003 per share, whereas outside investors will pay a price of $0.02 per share. Further, as the Company will not retain the proceeds of this offering, the Company’s net tangible book value per share will decrease to ($0.0015) per share as a result of the offering. Therefore, outside Investors participating in this offering will incur immediate substantial dilution of their investment insofar as it refers to the resulting per share net tangible book value of the Company's Common Stock after completion of this Offering, or dilution of $0.0215 per share, and the net tangible book value decrease attributable to the offering is $0.0005 per share.

SELLING SECURITY HOLDERS

The following table sets forth the shares beneficially owned, as of November 9, 2016, by the Selling Security Holders prior to the offering contemplated by this prospectus, the number of shares each Selling Security Holder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person or his/her spouse has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

None of the Selling Security Holders is a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the Selling Security Holders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities. At inception, the Company issued to the majority shareholder 96,000,000 of the Company’s outstanding shares for initial funding in the amount of $2,500. The remaining shares were issued to certain Selling Shareholders for services rendered or were offered and sold to the Selling Security Holders at a purchase price of $0.02 per share in fully subscribed private placements made from inception through December 31, 2010, pursuant to the exemptions from the registration under the Securities Act provided by Section 4(a)(2) of the Securities Act, and Regulations D and S promulgated thereunder.

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The percentages below are calculated based on 100,000,000 shares of our common stock issued and outstanding. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Name of Selling Security Holder		Common Shares owned by Selling	Common Shares deemed beneficially owned by Selling	Number of Shares Offered by Selling	Number of Shares and Percent of Total Issued and Outstanding Held After the Offering (1)
Last name	First name	Security Holder	Security Holder	Security Holder	# of Shares	% of Class
Hansen (2)	Curt	96,025,000	96,025,000	9,625,000	86,400,000	86.4%
Doron (3)	Michael	1,750,000	1,850,000	1,750,000	0	0.0%
Rees (4)	David	1,525,000	1,575,000	1,525,000	0	0.0%
Hansen	Danny	25,000	25,000	25,000	0	0.0%
Hansen (5)	Michael	25,000	50,000	25,000	0	0.0%
Hansen (6)	Patricia	25,000	50,000	25,000	0	0.0%
Wagner	Susan	25,000	25,000	25,000	0	0.0%
Rasmussen (7)	Teri	25,000	50,000	25,000	0	0.0%
Rasmussen (8)	Brent	25,000	50,000	25,000	0	0.0%
Adams	Ned	25,000	25,000	25,000	0	0.0%
Evolution Capital, LLC (9)		25,000	0	25,000	0	0.0%
M E Dancy Consulting Services, Inc. (10)		25,000	0	25,000	0	0.0%
Yorkshire Consulting, LLC (11)		25,000	0	25,000	0	0.0%
DDR & Associates, LLC (12)		25,000	0	25,000	0	0.0%
Covalence Solutions, LLC (13)		50,000	0	50,000	0	0.0%
Dancy (14)	Michael	25,000	75,000	25,000	0	0.0%
Chandler (15)	Chase	25,000	50,000	25,000	0	0.0%
Hahn	Thomas	25,000	25,000	25,000	0	0.0%
Barozzino	Lidia	25,000	25,000	25,000	0	0.0%
Legurska	Albina Jordanova	25,000	25,000	25,000	0	0.0%
Ivanov	Nikolay Genchev	25,000	25,000	25,000	0	0.0%
Stereva	Yordaura Rusanova	25,000	25,000	25,000	0	0.0%
Demmons	Lisa	25,000	25,000	25,000	0	0.0%
Jones	Callie	25,000	25,000	25,000	0	0.0%
DJDM (16)		25,000	0	25,000	0	0.0%
Wagner (17)	Krista	25,000	50,000	25,000	0	0.0%
Invest in Utah (18)		25,000	0	25,000	0	0.0%
Vincent & Rees (19)		25,000	0	25,000	0	0.0%
Hansen	Ann	25,000	25,000	25,000	0	0.0%
Transon	Paul	25,000	25,000	25,000	0	0.0%
Total Outstanding Common Stock		100,000,000		13,600,000	86,400,000	86.4%

_____________

(1)

Assumes all of the shares of common stock offered in this prospectus are sold and no other shares of common stock are sold or issued during this offering period. Based on 100,000,000 shares of common stock issued and outstanding as of November 9, 2016..

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(2)

Curt Hansen received 96,000,000 shares at founding for initial funding, and 25,000 shares subsequently for a cash subscription. Curt Hansen has been CEO of the Company since founding and has been a director of the Company since its incorporation.

(3)

Michael Doron received 1,725,000 shares as compensation for services and 25,000 shares for a cash subscription. Additionally, Mr. Doron has voting power over, and therefore beneficially owns, 25,000 shares held in the name of Evolution Capital, LLC, 25,000 shares held in the name of Covalence Solutions, LLC, 25,000 shares held in the name of DJDM, and 25,000 shares held in the name of DDR & Associates, LLC.

(4)

David Rees received 1,500,000 shares as compensation for services and 25,000 shares for a cash subscription. Additionally, Mr. Rees has or shares voting power over, and therefore beneficially owns, 25,000 shares held in the name of Vincent & Rees, and 25,000 shares held in the name of DDR & Associates, LLC.

(5)

Michael Hansen beneficially owns 25,000 shares held in his name and 25,000 shares held in the name of his spouse, Patricia Hansen. Michael Hansen has been a director of the Company since its incorporation.

(6)	Patricia Hansen beneficially owns 25,000 shares held in her name and 25,000 shares held in the name of her spouse, Michael Hansen.

(7)	Teri Rasmussen beneficially owns 25,000 shares held in her name and 25,000 shares held in the name of her spouse, Brent Rasmussen.

(8)	Brent Rasmussen beneficially owns 25,000 shares held in his name and 25,000 shares held in the name of his spouse, Teri Rasmussen.

(9)	Evolution Capital, LLC is managed by Michael Doron, who has voting power over the stock held in its name.

(10)	M E Dancy Consulting Services, Inc. is managed by Michael Dancy, who has voting power over the stock held in its name.

(11)	Yorkshire Consulting, LLC is managed by Chase Chandler, who has voting power over the stock held in its name.

(12)	DDR & Associates, LLC is managed by Michael Doron, David Rees, and Michael Dancy, who share voting power over the stock held in its name.

(13)	Covalence Solutions, LLC is managed by Michael Doron, who has voting power over the stock held in its name.

(14)

Michael Dancy beneficially owns 25,000 shares held in his name and has or shares voting power over, and therefore beneficially owns, 2,500 shares held in the name of M E Dancy Consulting Services, Inc., and 25,000 shares held in the name of DDR & Associates, LLC.

(15)	Chase Chandler beneficially owns 25,000 shares held in his name and has voting power over, and therefore beneficially owns, 25,000 shares held in the name of Yorkshire Consulting, LLC.

(16)	DJDM is managed by Michael Doron, who has voting power over the stock held in its name.

(17)	Krista Wagner beneficially owns 25,000 shares held in her name and has voting power over, and therefore beneficially owns, 25,000 shares held in the name of Invest in Utah.

(18)	Invest in Utah is managed by Krista Wagner, who has voting power over the stock held in its name.

(19)	Vincent & Rees is managed by David Rees, who has voting power over the stock held in its name.

We may require the Selling Security Holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

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There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be eligible for trading on the Over the Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application, and there is no guarantee that such application would ever be approved. The selling security holders will be offering the shares of common stock being covered by this prospectus at a fixed price of $0.02 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $0.02 has been determined arbitrarily.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling security holders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) privately negotiated transactions; (c) market sales (both long and short to the extent permitted under the federal securities laws); (d) at the market to or through market makers or into an existing market for the shares; (e) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and (f) a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling security holders of its common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling security holder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling security holder if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above.

Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling security holders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the selling security holder defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling security holder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

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All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations

Overview of Earnings for the three-month periods ended September 30, 2016 and September 30, 2015.

The Company had revenues of $6,601 and $4,075 for the three-month periods ended September 30, 2016 and 2015, respectively. The increase in revenue for the three-month period ended September 30, 2016, compared to the three-month period ended September 30, 2015, related to increased interest from the Company’s notes receivable. The Company incurred operating expenses of $8,487 and $18,373 for the three-month period ended September 30, 2016 and 2015, respectively. Operating expenses in 2016 were significantly lower than for the same period in 2015 due primarily to significant legal and professional fees related to the Company’s public filings that the Company incurred in 2015. The Company had net interest expense of $2,495 and $977 for the three month periods ended September 30, 2016 and 2015 respectively.

Overview of Earnings for the nine-month periods ended September 30, 2016 and September 30, 2015.

The Company had revenues of $17,267 and $4,075 for the nine-month periods ended September 30, 2016 and 2015, respectively. The increase in revenue for the nine-month period ended September 30, 2016, compared to the nine-month period ended September 30, 2015, related to an increase in interest income from the Company’s notes receivable.  The Company incurred operating expense of $94,280 and $25,522 during the nine month periods ended September 30, 2016 and 2015, respectively. The increase in operating expenses in 2016 primarily relates to bad debt expense related to the reserve for the Waxhaw, North Carolina note receivable. The Company had net interest expense of $4,663 and $4,201 for the nine-month periods ended September 30, 2016 and 2015, respectively.

Overview of Earnings for the period ended December 31, 2015

The Company had revenues of $8,312 for the fiscal year ended December 31, 2015, which is comprised of interest income of $6,200 and extension income of $2,112. The decrease in revenue as compared to the 2014 fiscal year related to the sale of the property in Salt Lake City sold in 2014, while no properties were sold in the fiscal year ended December, 31, 2015. The Company did not purchase, renovate or sell any properties in the period ended December 31, 2015.

The Company incurred operating expense of $42,233 during the period. The decrease in operating expenses in 2015 compared to 2014 is due primarily to a reduction of professional fees related to the Company’s public filings. The Company incurred net interest expense of $5,180. Interest expense decreased due to a reduction in related party payables during the year.

Overview of Earnings for the period ended December 31, 2014

The Company had revenues of $618,853 for the fiscal year ended December 31, 2014. $606,510 of total revenues for the period related to the sale of two properties. On January 15, 2014, a Salt Lake City, Utah property was sold for $226,046. The Company paid $8,800 in commissions upon the sale of this property for a total cost basis and costs in this property of $209,084. In addition, the Company purchased a property at 2369 East Redondo Avenue, Salt Lake City, Utah, 84107, on March 7, 2014, for $257,910 and sold it on December 19, 2014, for $380,464, a gross profit of $122,554 (or 47.5%). However, repair costs on that property were $112,303, which exceeded estimates, and so the Company’s profit after the cost of repairs was only $10,251 (or 2.77%).

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The Company recorded interest income of $4,483 and extension income of $7,860 in fiscal year 2014, which primarily related to income from loans. The Company had operating expenses of $52,243 due primarily to professional fees related to its public filings. The Company had net interest expense of $9,859. This interest expense primarily related to interest for related party payables.

Plan of Operations

Since 2012, the Company has sold three residential properties in the Salt Lake City, Utah, area that it had purchased from unrelated third parties. The Company has not bought or sold any residential properties since 2014. Since inception, the Company has purchased several Notes and Deeds of Trust from an unrelated third party related to residential properties in Virginia, North Carolina, Maryland and Illinois. On or about August 3, 2016, we contracted to purchase a residential property located in Grand Junction, Colorado, but we have since opted not to purchase that property.

Although the Company intends to primarily engage in the purchase, improvement, and disposition of real property, it may also purchase hard money loans with maturity dates of less than a year that are secured by real property and earn above-market interest (in excess of twelve percent (12%) per annum). The Company generally does not perform a formal appraisal of the value of the security, and the Company identifies such Notes via referral from DoHardMoney.com, a company in the business of making hard money loans secured by real estate and managed by an individual that has been our Chief Executive Officer’s real estate agent for several years. DoHardMoney.com has their own underwriting standards, with the results reviewed by the Company upon referral of the loan. DoHardMoney.com’s underwriting procedure typically includes the following:

•	The loan to after-repair-value of property should be around 65%

•	Three qualified realtors informally value the property

•	Borrower Background Check for criminal record

•	Verify down payment source if applicable

•	Receive borrower’s loan application short form

•	Review borrower credit scores and history

•	Review borrower’s purchase contract for property

•	Verify borrower’s company information and verification

•	Review borrower’s submitted contractor bids for property rehabilitation/repair

•	Review Title Report and insurance

•	Review 24 month chain of title

•	Review hazard insurance

The Company does not perform any additional due diligence with respect to loan referrals from DoHardMoney.com other than a review of DoHardMoney.com’s underwriting results, and the Company makes its decision to purchase a Note referred by DoHardMoney.com based on that review.

The Company intends to use its cash flows from operations to partially retire liabilities, beginning with outstanding interest on its related party debt and then principal on that debt, as well as to purchase additional properties. As management expects that the Company will make further purchases of real property during the next year, it expects that the Company’s current cash funds and cash flow from operations will only fund its operations for the next six months. The Company intends to seek additional capital from its founder and raise additional capital through private equity financing and/or debt financing if possible.

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During our startup phase of operations, which we expect to take up to 18 months from the date of this prospectus, we will seek to initially raise approximately $115,000 in additional capital by offering our common stock to business associates through private sales exempt from registration, and the capital raise thereby will be used to acquire additional properties, depending upon management’s analysis of the amount by which the subject properties are determined to be priced below their intrinsic values, and/or retire existing debt with the founder if we are unable to locate any such properties. If appropriate “undervalued” properties are located, we anticipate that we will be able to purchase two such properties using all $115,000 in startup capital. Our ability to do so within the projected 18-month startup phase is wholly dependent upon the real estate market and our identification of properties priced enough below their intrinsic values to justify the expenses associated with purchasing, maintaining, repairing/improving, and selling such properties. If the Company is unable to generate capital to fund operations or raise additional capital through the sale of equity, but it does locate properties that it determines offer an attractive risk-reward ratio, it will be forced to borrow funds from its founder or from outside sources on terms it considers less attractive. The startup phase of our operations will be complete one we have generated $50,000 in net profits from our operations.

During our second phase of operations, or our repayment and growth phase, we will need approximately $250,000 in available cash funds, which will be used first to retire existing debt and then to purchase additional properties as available funds permit. We anticipate generating such funds through our startup operations and through additional equity and/or debt raises. Assuming we have $50,000 in available cash funds generated during our startup phase, and have retired existing debt, we anticipate that we will be able to purchase two additional properties. We hope to earn enough from the disposition of these properties to enable us to hire a full-time real estate investor, who will assist us in locating more properties that meet our investment profile.

Our third and final phase will target debt-free growth and will be funded exclusively through cash flow from existing operations or through one or more public or private equity offerings. During this last phase, we will increase our inventory of properties and staff used to locate, improve and market those properties and will expand into other markets outside of Utah.

During the next six months, the Company anticipates that it will incur minimal operating expenses aside from the accounting and EDGAR filing expenses associated with being a public company. At the present time, we have not made any arrangements to raise additional cash. We may seek to obtain the funds we need through a public offering, private placement of securities or loans. Other than as described in this paragraph, we have no other financing plans at this time.

Liquidity and Capital Resources

As of September 30, 2016, the Company had cash and cash equivalents of $50,783 with which to continue its operations. The cash flows (used in) provided by operations were $(178,889) and $263,157 for the periods ended September 30, 2016 and 2015, respectively. The Company’s management believes that it is in a position to fund its operations for the near term via related party advances received from the Company’s management. Upon the effectiveness of the registration statement of which this prospectus forms a part, we intend to seek financing via private equity investment and debt financing if necessary. Such equity investment would necessarily require the issuance of additional capital stock. We have not identified any potential lenders other than our founder who has loaned us funds in the past. We believe we can currently satisfy our cash requirements for the next twelve months with our current cash and expected revenues. Additionally, we may secure additional funds, for our growth, through our private placement of common stock. Management plans to increase the number of properties for the purpose of achieving a stream of revenue through rental properties. We believe that this plan will sustain future operational growth.

Completion of our plan of operation is subject to attaining adequate and continued revenue. We cannot assure investors that adequate rents and proceeds from out real estate transactions will be generated. In the absence of our anticipated rents and proceeds from sales, we believe that we will be able to proceed with our plan of operations. Even without significant revenues within the next twelve months, based on our current cash position, we anticipate being able to continue with our present activities. Although we believe we currently are adequately financed, we may require additional financing for sales and marketing objectives to achieve our goal of sustained profit, revenue and growth.

In the event we are not successful in reaching our sustained revenue targets, we anticipate that depending on market conditions and our plan of operations, we could incur operating losses in the future. We base this expectation, in part, on the fact that we may not be able to generate enough gross profit from our property transactions to cover our operating expenses. Consequently, there remains the possibility that the Company may not continue to operate as a going concern in the long term. As described in our market risks, we are subject to many factors. Some of which involve factors outside of management’s controls, including interest rates, our ability to attain adequate financing for our property purchases, our ability to hire and retain skills necessary for the repairs of our assets, as well as other factors. Additionally, we benefit from the current market conditions of a high inventory of real estate properties and few buyers, resulting in what we believe is a below normal market price. We do expect market conditions to change, which will affect our profitability as the market becomes more competitive.

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We have been funded solely by our majority shareholder for our initial purchase. These funds were necessary for our purchase. We do not have any agreement or written commitment for continued support in our efforts to grow our business plan.

Management believes that current revenue generated and recent investment commitment provides the opportunity for the Company to continue as a going concern and fund the strategic plan.

Subsequent Events

We have reviewed all events subsequent to September 30, 2016, and do not have any material transactions or events requiring disclosure other than as disclosed below.

Emerging Growth Company

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

Critical Accounting Policies

Our financial statements are based on the application of accounting principles generally accepted in the United States (“GAAP”). GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenue, and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use if estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

Our significant accounting policies are summarized in Note 1 of our financial statements. While all these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause effect on our consolidated results of operations, financial position or liquidity for the periods presented in this report.

Off Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Recent Accounting Pronouncements

Refer to the notes to the financial statements for a complete description of recent accounting standards which we have not yet been required to implement and may be applicable to our operation, as well as those significant accounting standards that have been adopted during 2015.

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BUSINESS AND RECENT DEVELOPMENTS

CH Real Estate II, Inc. is a real estate company engaged in purchasing properties for the purpose of keeping them as rental properties, and/or remodeling them and selling them at a profit. Curt Hansen founded the company and it was organized in Utah on June 29, 2010 as an LLC and incorporated on April 14, 2011.

Competitive Business Conditions within the Industry

The Company’s founder, Chief Executive Officer and Chief Financial Officer, Curt Hansen, has been involved in the real estate investment industry for over 15 years. He has seen the market at a reasonable absorption rate (meaning the real estate available has a 3 to 6 month resale time on average) to the current poor market absorption rate of 6 months or longer. He also has the ability to identify below-market opportunities. The current market conditions provide an ideal period to acquire rental properties to buy and hold for future resale. Competition is limited due to the high amounts of supply relative to the low amounts of demand.

Customers

Our primary customers are middle-class individuals, and first-time homebuyers. Our demographics include individuals seeking to purchase homes from $70,000 to $200,000.

Government Approval of Principal Products or Services

There are no principal products or services, which require government approval as all of our principal products and services comply with government regulations.

Effect of Existing Governmental Regulation on our Business

There is no regulation of this specific type of business other than the normal business restrictions that apply to all businesses. Included in normal business restrictions is the effect of interest rates on our financing, investment properties, and potential real estate purchasers and sellers.

Number of Total Employees and Part-Time Employees

We currently employ 2 employees in the United States. Both employees, Curt Hansen and Mike Hansen, are managers of our Company. In addition to this, the Company employs four subcontractors.

Business Strategies

CH’s business strategy is to take advantage of the current low prices in the real estate market. CH attempts to purchase distressed properties, keeping them as rentals, and/or renovating them to sell at a profit.

Industry Summary

The Utah real estate market is still decreasing in number of homes sold, although the prices are remaining steady. The national real-estate market is still in a weakened state and will likely remain this way until there is a reduction in unemployment. CH’s competes within this industry, specializing in rental management and turnaround.

Competitive Strengths within the Industry

The Company relies on Mr. Hansen’s personal expertise and experience in the real estate industry. The Company has many ties to the Utah community and has cultivated relationships with individuals and companies there.

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An important strength of the Company lies in its and its founder’s relationships with vendors, agents, and customers. CH seeks properties from and advertises and markets to unrelated parties with whom the founder has done business in the past.

Growth Strategy

The Company’s main priorities and strategies for future growth include: (i) the use of new and competitive business strategies, and (ii) the use of new and competitive sales models. Through the use of new strategies and sales models, we hope to expand our properties to include not only those in the Salt Lake City, Utah, area, but also those in other parts of the country. We also hope to explore commercial real estate opportunities in Colorado, California and other states.

The Company is currently financed by its founder, and additional capital may be available from the founder. Upon the effectiveness of the registration statement of which this prospectus forms a part, the Company intends to seek additional equity and debt capital from private investors, and will use such capital to invest in more investment opportunities as well as to look for different leveraging opportunities to purchase more properties.

Primary Business Strategy

Our primary business strategy is to take advantage of the current low prices in the real estate market. We hope to purchase distressed properties, keeping them as rentals, and/or renovating them to sell at a profit. We will make a determination based on our management’s real estate investment experience as to which option offers the best risk-reward potential. The decision may also be effective by time listed as compared to average days listed in each market. The longer a subject property is listed for sale without being sold, the more likely it will be that management will convert the property into a rental, either temporarily or permanently. Although we have no experience renting properties, our CEO does, and he will be able to facilitate that process. Through excellent vendor and customer relations and recommendations, marketing, and advertising, we hope to become an industry leader in Utah.

Sales Model

Our sales model is to continue to advertise and market to parties with whom the founder has done business in the past, as well as marketing properties through typical real estate listings with local real estate brokerages with whom we or our founder have worked with in the past.

Recent Developments

During 2014, the Company sold two residential properties in Salt Lake City, Utah, that it had purchased from unrelated third parties. The Company has not bought or sold any residential properties since that time. It has, however, purchased several Notes and Deeds of Trust from an unrelated third party related to residential properties in North Carolina, Maryland and Illinois.

As of December 31, 2015 and September 30, 2016, we had not identified any other properties for acquisition or lease. However, at the beginning of August of 2016, we contracted to purchase a residential property located in Grand Junction, Colorado, but we have since opted not to purchase that property. We intend to purchase additional residential properties in the $50,000 to $200,000 price range as such properties are located and as available funds permit.

Principal Executive Offices

Our corporate headquarters are located at 2851 B ½ Road, Grand Junction, Colorado, 81503. Our telephone number is (970) 424-6935.

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DESCRIPTION OF PROPERTY

The Company does not lease any real property. The Company’s corporate headquarters are located at 2851 B ½ Road, Grand Junction, Colorado, 81503. The space is provided to us by Mike Hansen, our treasurer and director. The Company currently does not pay any rental fees for the use of this space. The Company feels this space is sufficient until the Company commences full operations. The main telephone number is (970) 424-6935.

The Company currently owns no residential property but may in the future.

MANAGEMENT

The directors and executive officers of the Company are:

Name	Age	Position

Curt Hansen	54	Director, CEO, CFO and President
Mike Hansen	55	Director, Treasurer

Curt Hansen, 54, was born in the United States. Mr. Hansen has extensive experience in many areas of real estate. These areas include buying, renovating and selling real estate for profit, as well as lending funds to other investors for similar purposes. This process requires having the ability to identify and evaluate real estate, have current knowledge of the market and being able to acquire distressed properties. In addition to being profitable buying and selling real estate, Mr. Hansen has expert knowledge in managing rental properties. For over twenty-four years, Mr. Hansen has worked as a sole proprietor and real estate investor, buying and remodeling houses, duplexes, fourplexes and larger projects in his own name and using the DBA “CH Enterprises.” At times he has owned as many as 52 rental units and nineteen buildings. For several years, Mr. Hansen has also been a private money lender, where he leveraged his experience as a real estate entrepreneur to financially assist other investors in their efforts to make a profit in buying and selling properties. Mr. Hansen has been able to lend over $1,000,000 to investors located in Alaska, Utah, Colorado, Montana and Bulgaria. During the past seven years, Mr. Hansen has been self-employed as a real estate and general business investor, locating, buying, selling, and managing real estate, and making other strategic debt and equity investments.

The Company believes that Mr. Hansen’s extensive experience in the real estate investment and development industries provides him crucial insight into market opportunities and the nuances of the development process, and that this experience, along with his entrepreneurial spirit, makes him a valuable member of the Company’s board of directors.

Mike Hansen, 55, was born in the United States. Mike Hansen is a seasoned real estate veteran who has been investing in real estate since 1984. He graduated from Colorado Mountain Collage in 1986 with a degree in solar retrofit technology, and is currently employed as a Program Manager for Housing Resources of Western Colorado, where he has worked since 1987 and which provides low-income customers with self-help housing, housing rehabilitation, weatherization, and rental services. As a Program Manager, he has assisted real estate purchasers, renters, and homeowners with locating suitable properties, finding financing, and building and/or improving their homes. Additionally, for the past 18 years, he has been Mr. Curt Hansen’s right hand man on many of Mr. Curt Hansen’s real estate projects. Mike Hansen and Curt Hansen are brothers.

The Company believes that Mr. Hansen’s extensive real estate investment experience and experience working alongside Mr. Curt Hansen in the real estate industry makes him a valuable member of the Company’s board of directors.

None of our directors qualify as “independent” as that term is defined under the applicable rules and regulations of the SEC, meaning that our directors may have business interests in the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. We believe that the members of our executive team are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated any material income to date. In addition, we currently do not have nominating, compensation or audit committees or committees performing similar functions nor do we have a written nominating, compensation or audit committee charter. Our board of directors does not believe that it is necessary to have such committees because it believes the functions of such committees can be adequately performed by our board of directors. Further, we are not a “listed company” under SEC rules and thus we are not required to have a compensation committee or a nominating committee.

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We do not have any defined policy or procedure requirements for shareholders to submit recommendations or nominations for directors. Our board of directors believes that, given the early stages of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. We do not currently have any specific or minimum criteria for the election of nominees to our board of directors and we do not have any specific process or procedure for evaluating such nominees. Our board of directors assesses all candidates, whether submitted by management or shareholders, and makes recommendations for election or appointment.

A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our Chief Executive Officer at the address appearing on the face page of this Prospectus.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office or until his successor has been elected and qualified in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. There are no agreements with respect to the election of Directors. Officers are appointed annually by our Board of Directors and each Executive Officer serves at the discretion of our Board of Directors. We do not have any standing committees. Our Board of Directors may in the future determine to pay Directors’ fees and reimburse Directors for expenses related to their activities.

None of our Officers and/or Directors have filed any bankruptcy petition, been convicted of or been the subject of any criminal proceedings or the subject of any order, judgment or decree involving the violation of any state or federal securities laws within the past five (5) years.

Audit Committee

We do not have an audit committee of the Board of Directors. Management has determined not to establish an audit committee at present because of our limited resources and limited operating activities do not warrant the formation of an audit committee or the expense of doing so. We do not have a financial expert serving on the Board of Directors or employed as an officer based on management’s belief that the cost of obtaining the services of a person who meets the criteria for a financial expert under Section 407 of the Sarbanes-Oxley Act of 2002 and Item 407(d) of Regulation S-K is beyond our limited financial resources and the financial skills of such an expert are simply not required or necessary for us to maintain effective internal controls and procedures for financial reporting in light of the limited scope and simplicity of accounting issues raised in our financial statements at this stage of our development.

Certain Legal Proceedings

No director, nominee for director, or executive officer has appeared as a party in any legal proceeding material to an evaluation of his ability or integrity during the past five years.

Compliance with Section 16(A) Of the Exchange Act.

Upon the effectiveness of this Registration Statement, Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common shares and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file.

Code of Ethics

The Board of Directors has established a written code of ethics that applies to the Company’s officers. A copy of the Code of Ethics is filed as Exhibit 14.1.

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EXECUTIVE COMPENSATION

Summary Table. The following table sets forth information concerning the annual and long-term compensation awarded to, earned by, or paid to the named executive officer for all services rendered in all capacities to our company, or any of its subsidiaries, for the years ended December 31, 2015 and December 31, 2014:

Summary Compensation Table
Name &Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensa- tion ($)	All Other Compen- sation ($)	Total ($)

Curt Hansen	2015	0	0	0	0	0	0	0
Director, President, CEO & CFO	2014	0	0	0	0	0	0	0
	2013	0	0	0	0	0	0	0

Mike Hansen	2015	0	0	0	0	0	0	0
Director, Treasurer	2014	0	0	0	0	0	0	0
	2013	0	0	0	0	0	0	0

Employment Agreements

The Company has no formal employment agreements.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors.

	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)

Mr. Curt Hansen	0	0	0	0	0	0	0
Mr. Mike Hansen	0	0	0	0	0	0	0

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of December 31, 2015 (and November 9, 2016), for:

•	each of our executive officers and directors;
•	all of our executive officers and directors as a group; and
•	any other beneficial owner of more than 5% of our outstanding Common Stock.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include ordinary shares issuable upon the exercise of stock options that are immediately exercisable or exercisable within 60 days. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Common Stock	Curt Hansen 175 South Main Street, 15th Floor, Salt Lake City, UT 84111	96,025,000	96.03%

Common Stock	Mike Hansen 2851 B ½ Rd. Grand Junction, CO 81503	50,000	0.05%

Common Stock	Officers and Directors	96,075,000	96.08%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Curt Hansen, our majority shareholder, CEO and a director, has advanced funds to the Company, as necessary. As of September 30, 2016, December 31, 2015, and December 31, 2014, the loan balance was $344,266, $129,492 and $330,741, respectively. The Company is currently accruing interest on the loan balance at a rate of 3% per annum. The total accrued interest (which is included in the loan balance) is $28,353, $23,692, and $18,511 as of June 30, 2016, December 31, 2015, and December 31, 2014, respectively.

Other than as previously disclosed, none of the following parties has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

-	The officers and directors;

-	Any person proposed as a nominee for election as a director;

-	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;

-	Any relative or spouse of any of the foregoing persons who have the same house as such person.

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DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 200,000,000 shares of common stock, no par value per share, and 10,000,000 shares of preferred stock, no par value.

Common Stock

As of November 9, 2016, 100,000,000 shares of common stock are issued and outstanding. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.

Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. The presence, in person or by proxy, of shareholders holding at least fifty-one (51%) percent of the shares entitled to vote shall be necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or corporate wind up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

As of November 9, 2016, no shares of preferred stock have been issued, and 10,000,000 shares of preferred stock are authorized for issuance. We have not designated any series of preferred stock, but our Board of Directors has the authority to designate the rights and preferences of each series of preferred stock without action by our stockholders, and then to issue shares of preferred stock. As a result, preferred shares could be issued quickly and easily, negatively affecting the rights of holders of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult. Because we may issue preferred stock in order to raise capital for our operations, your ownership interest may be diluted which would result in your percentage of ownership in us decreasing.

Warrants

None.

Options

None.

Registration Expenses

All fees and expenses incident to the registrations will be borne by us whether or not any securities are sold pursuant to a registration statement.

OTC Bulletin Board

Our common stock is not currently traded in the over-the-counter market. The Company plans to file a Form 211 and to apply for a symbol on the Over-The-Counter Bulletin Board, but there is no guarantee that our stock will ever be quoted on the Over-The-Counter Bulletin Board.

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Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Action Stock Transfer Corporation. It is located at 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, Utah, 84121. Its phone number is (801) 274-1088. Its facsimile number is (801) 274-1099. Its e-mail is jb@actionstocktransfer.com. Its website is www.actionstocktransfer.com.

SHARES ELIGIBLE FOR FUTURE SALE

As of November 9, 2016, we had outstanding 100,000,000 shares of common stock.

Shares Covered by this Prospectus

All of the 100,000,000 shares of Common Stock being registered in this offering may be sold without restriction under the Securities Act.

Rule 144

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Rule 144 allows for the public resale of restricted and control securities if a number of conditions are met. Meeting the conditions includes holding the shares for a certain period of time, having adequate current information, looking into a trading volume formula, and filing a notice of the proposed sale with the SEC.

PLAN OF DISTRIBUTION

The Selling Security Holders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales may be at fixed or negotiated prices. The Selling Security Holders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits Investors;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	to cover short sales made after the date that this prospectus is declared effective by the Commission;
•	broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

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The Selling Security Holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Security Holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holders, or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser, in amounts to be negotiated. The Selling Security Holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Security Holders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of our common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

Upon our being notified in writing by a Selling Security Holder that any material arrangement has been entered into with a broker-dealer for the sale of our common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Security Holder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of our common stock were sold, (iv)the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon our being notified in writing by a Selling Security Holder that a donee or pledgee intends to sell more than 500 shares of our common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The Selling Security Holders also may transfer the shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Security Holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the Selling Security Holder and/or the purchasers. Each Selling Security Holder has represented and warranted to us that it acquired the securities subject to this prospectus in the ordinary course of such Selling Security Holder’s business and, at the time of its purchase of such securities such Selling Security Holder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

We have advised each Selling Security Holder that it may not use shares registered on this prospectus to cover short sales of our common stock made prior to the date on which this prospectus shall have been declared effective by the Commission. If a Selling Security Holder uses this prospectus for any sale of our common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Security Holders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations there under promulgated, including, without limitation, Regulation M, as applicable to such Selling Security Holders in connection with resells of their respective shares under this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares, but we will not receive any proceeds from the sale of our common stock. We have agreed to indemnify the Selling Security Holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

LEGAL PROCEEDINGS

We are not presently a party to any litigation, nor to our knowledge and belief is any litigation threatened or contemplated.

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The validity of the common stock being offered by this prospectus has been passed upon for us by Brunson Chandler & Jones, PLLC, of Salt Lake City, Utah, which acted as our counsel in connection with this offering.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Except as disclosed herein, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

TRANSFER AGENT

The transfer agent and registrar for our common stock is Action Stock Transfer Corporation. It is located at 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, Utah, 84121. Its phone number is (801) 274-1088. Its facsimile number is (801) 274-1099. Its e-mail is jb@actionstocktransfer.com. Its website is www.actionstocktransfer.com.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement.

We will also be subject to the informational requirements of the Exchange Act upon the registration statement’s effectiveness, which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

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FINANCIAL STATEMENTS

CH REAL ESTATE II, INC.

Consolidated Financial Statements

F-1

  Green & Company, CPAs
A PCAOB Registered Accounting Firm

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

CH Real Estate II, Inc.

We have audited the accompanying balance sheet of CH Real Estate II, Inc. as of December 31, 2015 and 2014, and the related statements of operations, stockholders’ deficiency, and cash flows for the years ended December 31, 2015 and 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CH Real Estate II, Inc. as of December 31, 2015 and December 31, 2014, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has significant net losses and cash flow deficiencies. Those conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding those matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Green & Company, CPAs

Green & Company, CPAs

Temple Terrace, Florida

March 16, 2016 except for the forward stock split mentioned in footnote 9, as to which is dated September 22, 2016

10320 N 56th Street, Suite 330	Temple Terrace, FL 33617	813.606.4388

F-2

CH Real Estate II, Inc.
Balance Sheets

	December 31,	December 31,
	2015	2014

ASSETS

Current assets
Cash	$14,900	$10,583
Accounts receivable	-	357,751
Loan receivable	124,930	-

Total current assets	139,830	368,334

Total assets	$139,830	$368,334

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued expenses	$6,000	$-
Deferred Income	$665	$-
Payables, related parties	153,184	349,252

Total current liabilities	159,849	349,252

Total liabilities	159,849	349,252

Commitments and contingencies

Shareholders' equity
Common stock, 200,000,000 shares authorized, no par value, 100,000,000 shares issued and outstanding, respectively	82,500	82,500
Accumulated deficit	(102,519)	(63,418)

Total shareholders' equity	(20,019)	19,082

Total liabilities and shareholders' equity	$139,830	$368,334

See the accompanying notes to the financial statements

F-3

CH Real Estate II, Inc.
Statements of Operations

	For the Twelve Months Ended
	December 31,
	2015	2014
	(unaudited)	(unaudited)

Sale of property	$-	$606,510
Extension income	2,112	7,860
Interest income	6,200	4,483
Total revenue	8,312	618,853

Basis and costs of property	-	579,297
Total basis and costs of property	-	579,297

Operating expenses
General and administrative expenses	42,233	52,243

Total operating expenses	42,233	52,243

Income (loss) from operations	(33,921)	(12,687)

Other income (expense)
Interest income (expense), net	(5,180)	(9,859)
Other income	-	174
Total other income (expense), net	(5,180)	(9,685)

Net income (loss)	$(39,101)	$(22,372)

Basic and diluted net loss per share	-	-

Weighted average shares outstanding
-basic and diluted	100,000,000	100,000,000

See the accompanying notes to the financial statements

F-4

CH Real Estate II, Inc.
Statement of Stockholders' Deficit

			Retained
	Common Stock		Earnings(Accumulated
	Shares	Amount	Deficit)	Total

Balance as of December 31, 2013	100,000,000	$82,500	$(41,046)	$41,454

Net loss	-	-	(22,372)	(22,372)

Balance as of December 31, 2014	100,000,000	82,500	(63,418)	19,082

Net income	-	-	(39,101)	(39,101)

Balance as of December 31, 2015	100,000,000	$82,500	$(102,519)	$(20,019)

See the accompanying notes to the financial statements

F-5

CH Real Estate II, Inc.
Statements of Cash Flows

	For the Twelve Months Ended
	December 31,
	2015	2014
	(unaudited)	(unaudited)
Cash flows used in operating activities:
Net income (loss)	$(39,101)	$(22,372)
Adjustments to reconcile net income (loss) to net cash used in operations:
Accrued interest expense related party	5,179	9,866

Changes in operating assets and liabilities:
Accounts receivable, net	357,751	(357,751)
Loan receivable, net	(124,930)	102,900
Interest receivable	-	12,474
Construction in process	-	200,284
Accounts payable and accrued expenses	6,000	(18,721)
Deferred revenue	665	-
Net cash provided by (used in) operating activities	205,564	(73,320)

Cash flows used in investing activities:
Net cash used in investing activities	-	-

Cash flows from financing activities:
Additions to related party advances	3,224	141,636
Repayment of related party advances	(204,471)	(68,488)
Net cash provided by financing activities	(201,247)	73,148

Net increase (decrease) in cash	4,317	(172)

Cash at beginning of period	10,583	10,755

Cash at end of period	$14,900	$10,583

Supplemental disclosure of cash flow information:

Cash paid for interest	$-	$100

Cash paid for taxes	$-	$-

See the accompanying notes to the financial statements

F-6

CH REAL ESTATE II, INC.

Notes to the Financial Statements

For the years ended December 31, 2015 and 2014

Note 1: The Company

The Company and Nature of Business

CH Real Estate II, Inc. (the "Company") was incorporated in the State of Utah on April 14, 2011, as the successor to operations as CH Real Estate, which was organized in the State of Utah on June 29, 2010. CH Real Estate II, Inc. is a real estate investment and development company.

Investment: The Company purchases Notes and Deeds of Trust from unrelated third parties, so-called hard money loans secured by the property against which the loans are made. The Company typically receives 15% to 18% return on these investments.

Emerging Growth Company: We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

Development: The Company engages in purchasing properties for the purpose of keeping them as rental properties, and/or remodeling them and selling them at a profit.

Extension Income: The Company purchases Notes and Deeds of Trust from unrelated third parties. At times, these third parties request to extend the Notes on these properties. The Company charges an extension fee to extend the note.

Concentration: In 2015, 100% of the Company’s revenues resulted from hard money loans with one customer, DoHardMoney.com

Inventories

Inventories are stated at the lower of cost or market (“LCM”). Inventory consists of finished goods and recorded under the first in first out (“FIFO”) method.

Basis of Presentation

These financial statements have been prepared to reflect the financial position, results of operations and cash flows of the Company and have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Note 2: Significant Accounting Policies

Basis of Presentation and the Use of Estimates:

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-7

CH REAL ESTATE II, INC.

Notes to the Financial Statements

For the years ended December 31, 2015 and 2014

Financial instruments:

Financial Accounting Standards Board (“FASB’) Accounting Standards Codification (ASC) 820 “Fair Value Measurements and Disclosures” (ASC 820) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below.

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of the period end. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

Cash and Cash Equivalents:

Cash is maintained with a major financial institution in the United States. Deposits with this bank, at times, may exceed the amount of insurance provided on such deposits. Temporary cash investments with an original maturity of three months or less are considered to be cash equivalents.

Common Stock:

The Company records common stock issuances when all of the legal requirements for the issuance of such common stock have been satisfied.

Revenue and Cost Recognition:

The company has three revenue sources: real estate sales, real estate rental income, and interest income on notes receivable.

Interest Income from notes receivable is recognized as interest accrues (using the effective interest method) and is included in “Interest Income” on the statement of operations.

The Company follows ASC 970-340, Other Assets and Deferred Costs and ASC 970-360, Property, Plant and Equipment for cost capitalization policies. Costs, such as real estate taxes and insurance, we incur subsequent to acquisition and during the time we are readying the property for its intended resale are capitalized. Additionally, any costs that are clearly associated with the acquisition and rehabilitation of the property, such as legal fees, labor and materials are also capitalized. After rehabilitation of the property is substantially complete and the property is ready for resale, subsequent costs are charged to expense as incurred. When revenue is recognized and earned we charge all related capitalized costs to expense.

F-8

CH REAL ESTATE II, INC.

Notes to the Financial Statements

For the years ended December 31, 2015 and 2014

The Company follows ASC 360-20, Real Estate Sales, for recognizing profit on sales of real estate. We consider sales consummated at time of closing and when all the following criteria are met: We are bound, along with the buyer, by the terms of the contract; all consideration has been exchanged; we have arranged permanent financing, if any, that we are responsible for; and, all conditions precedent to closing have been performed.

The Company follows ASC 970-605, Revenue Recognition, for rental income. When a real estate property is substantially complete and is not immediately saleable we consider it held and available for occupancy and initial rental operations. We anticipate rental operations to be short-term and recognize rental revenues and associated operating costs in income and expense as they accrue. Carrying costs such as taxes, insurance, and depreciation are also charged to expense when incurred.

The Company may derive revenue from rents or through the purchase and sales of real estate properties. Rents are to be accrued when earned, generally through the passage of time. Revenue from the sales of property is recognized upon the closing of the real estate transaction and all rights have been assigned and title transfers. Costs are accumulated and recognized as expense in the period that the sale is complete.

The Company values inventories at the lower of cost or market. The Company provides for estimated losses for slow moving inventory. Reserves are estimated based on inventory on hand, industry trends, the real estate market and the expected net realizable value. The net realizable value is determined based upon current awareness of market prices.

Advertising Costs:

The Company’s policy regarding advertising is to expense advertising when incurred. There have been no advertising expenses incurred during periods presented.

Share Based Payments:

Share-based payments to employees, including grants of employee stock options are recognized as compensation expense in the consolidated financial statements based on their fair values, in accordance with FASB ASC Topic 718. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period). The Company had no common stock options or common stock equivalents granted or outstanding for all periods presented. The Company has not issued shares as compensation in the past; however we may consider this option in future periods for employee services.

The Company may issue restricted stock to consultants for services. Cost for these transactions will be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The value of the common stock is to be measured at the earlier of (i) the date at which a firm commitment for performance by the counterparty to earn the equity instruments is reached or (ii) the date at which the counterparty's performance is complete. The company has not issued any shares as compensation in the periods presented

Income Taxes:

The Company accounts for income taxes under ASC 740. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Accounting standards require the consideration of a valuation allowance for deferred tax assets if it is "more likely than not" that some component or all of the benefits of deferred tax assets will not be realized.

F-9

CH REAL ESTATE II, INC.

Notes to the Financial Statements

For the years ended December 31, 2015 and 2014

ASC 740 clarifies the accounting and disclosure for uncertainty in tax positions, as defined. ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes. The Company is subject to the provisions of ASC 740 and has analyzed filing positions in all of the federal and state jurisdictions where it is required to file income tax returns, as well as all open tax years in these jurisdictions. The Company believes that its income tax filing positions and deductions will be sustained on audit and does not anticipate any adjustments that will result in a material adverse effect on the Company’s financial condition, results of operations, or cash flow. Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740.

Earnings (Loss) Per Share:

Basic loss per share is computed by dividing net earnings (loss) attributable to common stockholders by the weighted average common shares outstanding for the period. Diluted earnings per share are computed giving effect to all potentially dilutive common shares. Potentially dilutive common shares may consist of incremental shares issuable upon the exercise of stock options and warrants and the conversion of notes payable to common stock. In periods in which a net loss has been incurred, all potentially dilutive common shares are considered anti-dilutive and thus are excluded from the calculation. The Company does not have any potentially dilutive common shares outstanding.

Recently Issued Accounting Standards

From time to time, new accounting pronouncements are issued by FASB that are adopted by the Company as of the specified effective date. In 2014, the Financial Accounting Standards Board (“FASB”) issued Account Standard Update No. 2014-15 “Presentation of Financial Statements – Going Concern”. This guidance requires that management evaluate factors that may affect its ability to continue as a going concern. The Company adopted this guidance as of 12/31/2014.

The FASB also issued Account Standard Update No. 2014-09 “Revenue from Contracts with Customers”. This guidance clarifies the principles for recognizing revenue and develops a common revenue standard for U.S GAAP and IFRS. The Company is currently evaluating this guidance to see if it would have a material impact on the financial statements. The guidance is effective for the Company as of December 31, 2016. Early adoption is not permitted.

If not discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company’s financial statements upon adoption.

Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. As of December 31, 2015, the Company had an accumulated deficit of $102,519. This condition, in addition to operating losses in prior years, raises substantial doubt about the Company's ability to continue as a going concern.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations and the ability to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence. The Company intends to continue to serve its customers as remodeler, landlord, and financing provider. There is no assurance that we will be successful in achieving any or all of these objectives.

F-10

CH REAL ESTATE II, INC.

Notes to the Financial Statements

For the years ended December 31, 2015 and 2014

Note 3: Loans Receivable and Related Interest

On June 30, 2015, the Company used $75,000 of its cash funds to purchase a Note and Deed of Trust from an unrelated third party, DoHardMoney.com. The Note and Deed of Trust related to a residential property in Elkhart, Indiana, and the borrower was obligated to repay the $75,000 in principal, plus fifteen percent (15%) interest per annum, within 150 days. The borrower extended the note for one month by paying an extension payment of $1,358. The loan (with extension) was repaid in December, 2015 and the Company earned interest and extension income totaling $5,560 related to this note during 2015.

On October 30, 2015, the Company used $35,000 of its cash funds to purchase a Note and Deed of Trust from DoHardMoney.com. The Note and Deed of Trust related to a residential property in WonderLake, Illinois, and the borrower was obligated to repay the $35,000 in principal, plus fifteen percent (15%) interest per annum, within 150 days. The prepaid interest of $2,178 on this loan which deposited in December, 2015. The Company earned interest income totaling $892 related to this note during 2015.

On December 17, 2015, the Company used $89,930 of its cash funds to purchase a Note and Deed of Trust from DoHardMoney.com. The Note and Deed of Trust related to a residential property in Waxhaw, North Carolina, and the borrower was obligated to repay the $89,930 in principal, plus eighteen percent (18%) interest per annum, within 150 days. The prepaid interest of $6,745 on this loan which deposited in January, 2016. The Company earned interest income totaling $621 related to this note during 2015.

On March 11, 2013, the Company used $102,900 of its cash funds to purchase a Note and Deed of Trust from DoHardMoney.com. The Note and Deed of Trust related to a residential property in Hickorywood, Virginia, and the borrower was obligated to repay the $102,900 in principal, plus fifteen percent (15%) interest per annum, within 150 days. The borrower has extended the note by paying an extension fee of $1,050. At December 31, 2013 the Company had accrued interest income of $12,474 related to this note. On April 11, 2014 the Company received full payment of this note and accrued interest in the amount of $117,782.

Note 4: Construction in Progress

The Company engages in purchasing properties for the purpose of keeping them as rental properties, and/or remodeling them and selling them at a profit. Construction in progress consists of properties the companies has purchased which are being renovated. As of December 31, 2015 and 2015 the Company did not hold any properties under renovation.

Note 5: Deferred Revenue

The Company records deferred revenue when it receives payments from customers for services that have not been rendered or income not yet earned. The Company had $665 and $0 in deferred revenue at December 31, 2015 and 2014, respectively.

Note 6: Income Taxes

The Company did not have any temporary differences for the period ended December 31, 2015 and 2014.

As of December 31, 2015, the Company’s net operating loss carryforward was $96,519. The federal and state net operating loss carryforwards will expire at various dates beginning in 2031, if not utilized. The Company’s deferred tax assets as of December 31, 2015 and 2014 were $41,008 and $27,965, respectively. The potential income tax benefit of these losses have been offset by a full valuation allowance.

Utilization of the net operating loss carryforwards and credits may be subject to a substantial annual limitation due to ownership change limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions. The annual limitation may result in the expiration of net operating losses and credits before utilization.

The Company is currently open to audit under the statute of limitations by the Internal Revenue Service for the years ending December 31, 2012 through 2015. The Company recognizes interest and penalties related to income taxes in income tax expense. The Company had incurred no penalties and interest for the years ended December 31, 2015 and 2014.

F-11

CH REAL ESTATE II, INC.

Notes to the Financial Statements

For the years ended December 31, 2015 and 2014

Note 7: Related Party Transactions

At inception, the Company has issued 96,000,000 shares of restricted common stock to the majority shareholder for initial funding, in the amount of $2,500.

The Company does not have employment contracts with its sole officer and director, who is the majority shareholder. The sole officer and director of the Company is involved in other business activities and may, in the future, become involved in additional business opportunities that become available. A conflict may arise in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

We depend on our sole officer and director, to provide the Company with the necessary funds to implement our business plan, as necessary. The Company does not have a funding commitment or any written agreement for our future required cash needs.

The majority shareholder has advanced funds, as necessary. These advances are considered temporary in nature and are payable on demand. There is no formal document describing the terms of this arrangement (maturity date and interest rates). As of December 31, 2015 and 2014, the loan balance was $129,492 and $330,741, respectively. The Company currently is accruing interest on the loan balance at a rate of 3% per annum. The total accrued interest is $23,692 and $18,511 as of December 31, 2015 and 2014, respectively.

The Company does not own or lease property or lease office space for its own internal use. The Company uses the office of Mike Hansen, one of its directors and officers, at no charge,

Note 8: Equity

The Company has been authorized to issue 200,000,000 common shares, no par value, and 10,000,000 shares of preferred stock, no par value. Common shares are entitled to one vote per share. No shares of preferred stock have been designated or issued.

As described above, on June 29, 2010, the Company issued 96,000,000 shares of its common stock to the officer and director of the Company in exchange for $2,500.

In March 2011, the Company received $15,500 in cash for the issuance of 775,000 shares of common stock at $.20 per share for gross proceeds in the amount of $15,500.

In March 2011, the Company issued 3,225,000 shares to consultants for services rendered. Shares were valued at the fair market value of $.20 per share, for a total value of $64,500, which was expensed as stock-based compensation.

Note 9: Subsequent Events

Management has evaluated subsequent events according to the requirements of ASC Topic 855, and has determined that there were no material reportable subsequent events to be disclosed other than as disclosed below.

On July 5, 2016, the borrower for the note we purchased related to a residential property in WonderLake, Illinois, extended the term of this note by three months by paying an extension fee of $1,929, and the note was paid in full on or about July 29, 2016. On or about July 8, 2016, we purchased a note related to a residential property in Marlboro, Maryland, for approximately $182,000. On or about August 3, 2016, we contracted to purchase a residential property located in Grand Junction, Colorado, but we have since opted not to purchase that property.

On September 1, 2016, the Company effected a 10 for 1 forward stock split of its outstanding common stock, resulting in each 1 share of outstanding common stock being automatically converted into 10 shares of common stock. All share and per share information herein has been retroactively adjusted to reflect the forward stock split.

F-12

CH Real Estate II, Inc.

Condensed Balance Sheets

	September 30,	December 31,
	2016	2015
	(unaudited)

ASSETS

Current assets
Cash	$50,783	$14,900
Loans receivable, net	226,965	124,930

Total current assets	277,748	139,830

Total assets	$277,748	$139,830

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued expenses	-	6,000
Deferred Income	$6,824	$665
Payables, related parties	372,619	153,184

Total current liabilities	379,443	159,849

Total liabilities	379,443	159,849

Commitments and contingencies

Shareholders' equity
Common stock, 200,000,000 shares authorized, no par value, 100,000,000 shares issued and outstanding, respectively	82,500	82,500
Accumulated deficit	(184,195)	(102,519)

Total shareholders' equity	(101,695)	(20,019)

Total liabilities and shareholders' equity	$277,748	$139,830

See the accompanying notes to the unaudited financial statements.

F-13

CH Real Estate II, Inc.

Condensed Statements of Operations

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Extension income	1,929	1,240	1,929	1,240
Interest income	4,672	2,835	15,338	2,835
Total revenue	6,601	4,075	17,267	4,075

Operating expenses
General and administrative expenses	8,487	18,373	94,280	25,522

Total operating expenses	8,487	18,373	94,280	25,522

Income (loss) from operations	(1,886)	(14,298)	(77,013)	(21,447)

Other income (expense)
Interest income (expense), net	(2,495)	(977)	(4,663)	(4,201)
Total other income (expense), net	(2,495)	(977)	(4,663)	(4,201)

Net income (loss)	$(4,381)	$(15,275)	$(81,676)	$(25,648)

Basic and diluted net loss per share	(0.00)	(0.00)	(0.00)	(0.00)

Weighted average shares outstanding
-basicanddiluted	100,000,000	100,000,000	100,000,000	100,000,000

See the accompanying notes to the unaudited financial statements.

F-14

CH Real Estate II, Inc.

Condensed Statements of Cash Flows

	For the Nine Months Ended
	September 30,
	2016	2015
	(unaudited)	(unaudited)
Cash flows used in operating activities:
Net income (loss)	$(81,676)	$(25,648)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operations:
Non cash interest expense related party	4,663	4,201

Changes in operating assets and liabilities:
Accounts receivable, net	-	357,751
Loans receivable bad debt provision	(102,035)	-
Loan receivable, net	-	(75,000)
Deffered revenue	6,159	1,853
Accounts payable and accrued expenses	(6,000)	-
Net cash provided by (used in) operating activities	(178,889)	263,157

Cash flows from financing activities:
Advances from related parties	214,772	3,224
Payments to related parties	-	(204,473)
Net cash provided by (used in) financing activities	214,772	(201,249)

Net increase in cash	35,883	61,908

Cash at beginning of period	14,900	10,583

Cash at end of period	$50,783	$72,491

Supplemental disclosure of cash flow information:

Cash paid for interest	$-	$-

Cash paid for taxes	$100	$-

See accompanying notes to the unaudited financial statements.

F-15

CH REAL ESTATE II, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

Note 1: The Company

The Company and Nature of Business

CH Real Estate II, Inc. (the "Company") was incorporated in the State of Utah on April 14, 2011, as the successor to operations as CH Real Estate, which was organized in the State of Utah on June 29, 2010. CH Real Estate II, Inc. is a real estate investment and development company.

Investment: The Company purchases Notes and Deeds of Trust from unrelated third parties, so-called hard money loans, secured by the property against which the loans are made. The Company typically receives 15% to 18% return on these investments.

Development: The Company engages in purchasing properties for the purpose of keeping them as rental properties, and/or remodeling them and selling them at a profit.

Extension Income: The Company purchases Notes and Deeds of Trust from unrelated third parties. At times, these third parties request to extend the Notes on these properties. The Company charges an extension fee to extend the note

Basis of Presentation

The condensed interim financial information of the Company as of September 30, 2016 and for the three and nine month periods ended September 30, 2016 and 2015 is unaudited, and the balance sheet as of December 31, 2015 is derived from audited financial statements. The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles for interim financial statements. Accordingly, they omit or condense footnotes and certain other information normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles. In the opinion of management, all adjustments that are necessary for a fair presentation of the financial information for the interim periods reported have been made. All such adjustments are of a normal recurring nature. The results of operations for the three and nine months ended September 30, 2016 are not necessarily indicative of the results that can be expected for the entire year ending December 31, 2016. The unaudited financial statements should be read in conjunction with the Company’s annual financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015. In particular, the Company’s significant accounting policies were presented as Note 2 to the financial statements in that Annual Report.

Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. As of September 30, 2016, the Company had an accumulated deficit of $184,195. This condition, in addition to operating losses in prior years, raise substantial doubt about the Company's ability to continue as a going concern.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations and the ability to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence. The Company intends to continue to serve its customers as remodeler, landlord, and financing provider. There is no assurance that we will be successful in achieving any or all of these objectives.

F-16

Emerging Growth Company

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

Note 2: Loans Receivable and Interest Income

On October 30, 2015, the Company used $35,000 of its cash funds to purchase a Note and Deed of Trust from DoHardMoney.com. The Note and Deed of Trust related to a residential property in WonderLake, Illinois, and the borrower was obligated to repay the $35,000 in principal, plus fifteen percent (15%) interest per annum, within 150 days. On July 5, 2016 the borrower extended the term of this note to three months by paying an extension fee of $1,929. The prepaid interest of $2,178 on this loan which deposited in December, 2015. The Company earned interest income totaling $892 related to this note during 2015 and $2,715 during the nine months ended September 30, 2016. On July 5, 2016 the borrower for the residential property in WonderLake, Illinois, extended the term of this note to three months by paying an extension fee of $1,929. This note was paid in full by the borrower on July 22, 2016.

On December 17, 2015, the Company used $89,930 of its cash funds to purchase a Note and Deed of Trust from DoHardMoney.com. The Note and Deed of Trust related to a residential property in Waxhaw, North Carolina, and the borrower was obligated to repay the $89,930 in principal, plus eighteen percent (18%) interest per annum, within 150 days. As this note is currently in default, the Company reserved $44,965 or 50% of the principal balance of this note as of September 30, 2016. The expense related to this reserve is included in general and administrative expenses on the statement of operations. The prepaid interest of $6,745 on this loan was deposited in January 2016. The Company earned interest income totaling $621 related to this note during 2015 and $8,071 during the nine months ended September 30, 2016. DoHardMoney.com has taken possession of this residential property as the result of the note default.

On July 8, 2016, the Company used $182,000 of its cash funds to purchase a Note and Deed of Trust from DoHardMoney.com. The Note and Deed of Trust related to a residential property in Marlboro, Maryland, and the borrower was obligated to repay the $182,000 in principal, plus fifteen percent (15%) interest per annum, within 150 days. At the time the note was entered into, the borrower prepaid interest for this loan for five months in the amount of $11,375. The Company earned interest income totaling $6,283 related to this note during the nine months ended September 30, 2016. The remaining prepaid interest is located in deferred revenue on the balance sheet.

Note 3: Construction in Progress

The Company engages in purchasing properties for the purpose of keeping them as rental properties, and/or remodeling them and selling them at a profit. Construction in progress consists of properties the companies has purchased which our currently being renovated. The Company did not hold, purchase or renovate any properties during the nine months ended September 30, 2016.

Note 4: Income Taxes

The current provision reflects current income taxes. As of September 30, 2016, the Company had federal and state net operating loss carryforwards of approximately $184,195. The provision (benefit) for income taxes for the period ended September 30, 2016 was offset by a full valuation allowance. As of December 31, 2015, the Company’s net operating loss carryforward was $96,519. The federal and state net operating loss carryforwards will expire at various dates beginning in 2031, if not utilized. The Company’s deferred tax assets as of September 30, 2016 and December 31, 2015 were $73,678 and $42,468 respectively. The potential income tax benefit of these losses have been offset by a full valuation allowance

F-17

Utilization of the net operating loss carryforwards and credits may be subject to a substantial annual limitation due to ownership change limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions. The annual limitation may result in the expiration of net operating losses and credits before utilization.

The Company is currently open to audit under the statute of limitations by the Internal Revenue Service for the year ending December 31, 2012 through 2015. The Company recognizes interest and penalties related to income taxes in income tax expense. The Company had incurred no penalties and interest for the periods ended September 30, 2016 and December 31, 2015.

Note 5: Related Party Transactions

At inception, the Company issued 9,600,000 shares of restricted common stock to the majority shareholder for initial funding, in the amount of $2,500.

The Company does not have employment contracts with its sole officer and director, who is the majority shareholder. The sole officer and director of the Company is involved in other business activities and may, in the future, become involved in additional business opportunities that become available. A conflict may arise in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

We depend on our sole officer and director, to provide the Company with the necessary funds to implement our business plan, as necessary. The Company does not have a funding commitment or any written agreement for our future required cash needs.

The majority shareholder has advanced funds, as necessary. These advances are considered temporary in nature and are payable on demand. There is no formal document describing the terms of this arrangement (maturity date and interest rates). As of September 30, 2016 and December 31, 2015, the loan balance was $344,266 and $129,492 respectively. The Company currently is accruing interest on the loan balance at a rate of 3% per annum. The total accrued interest is $28,353and $23,692 as of September 30, 2016 and December 31, 2015, respectively.

The Company does not own or lease property or lease office space. The office space used by the Company was arranged by the sole officer and director of the Company to use at no charge.

The above amount is not necessarily indicative of the amount that would have been incurred had a comparable transaction been entered into with independent parties.

Note 6: Equity

The Company has been authorized to issue 200,000,000 common shares, no par value, and 10,000,000 shares of preferred stock, no par value. Common shares are entitled to one vote per share. No shares of preferred stock have been designated or issued.

As described above, on June 29, 2010, the Company issued 9,600,000 shares of its common stock to the officer and director of the Company in exchange for $2,500.

In March 2011, the Company received $15,500 in cash for the issuance of 77,500 shares of common stock at $.20 per share for gross proceeds in the amount of $15,500.

In March 2011, the Company issued 322,500 shares to consultants for services rendered. Shares were valued at the then fair market value of $.20 per share, for a total value of $64,500, which was expensed as stock-based compensation.

The Company has no options or warrants issued or outstanding and no preferred shares have been issued.

On September 1, 2016, the Company effected a 10 for 1 forward stock split of its outstanding common stock, resulting in each 1 share of outstanding common stock being automatically converted into 10 shares of common stock. All share and per share information herein has been retroactively adjusted to reflect the forward stock split.

Note 6: Subsequent Events

Management has evaluated subsequent events according to the requirements of ASC Topic 855, and has determined that there were no material reportable subsequent events to be disclosed.

F-18

CH Real Estate II, Inc.

13,600,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES WHETHER OR NOT PARTICIPATING IN THIS OFFERING MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee	$32
Transfer/Edgar Agent Fees	2,000
Legal Fees	30,000
Accounting Fees and Expenses	20,000
Total	$52,032

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The only statue, charter provision, by-law, contract, or other arrangement under which any controlling person, director or officers of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

Our certificate of incorporation limits the liability of our directors and officers to the maximum extent permitted by Utah law. Utah law provides that any corporation shall have the power to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent if the agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

No securities of the registrant have been sold by the registrant within the past three years.

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ITEM 16. EXHIBITS.

Exhibit No.	Description
3.1	Articles of Organization of CH Real Estate, LLC
3.2	Articles of Incorporation of CH Real Estate II, Inc.
3.3	Bylaws of the Company
3.4	Articles of Amendment to Articles of Incorporation of CH Real Estate II, Inc.
5.1	Opinion of Counsel
10.1	Share Exchange Agreement Between CH Real Estate, LLC and CH Real Estate II, Inc.
10.2	Assignment of Note dated January 14, 2016
10.3	Assignment of Note dated July 13, 2016
14.1	Code of Ethics
23.1	Consent from Independent Auditor
23.2	Consent from Counsel (Included in Exhibit 5.1)

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ITEM 17. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”).

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) to include any additional or changed material information with respect to the plan of distribution.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of its Certificate of Incorporation, By-Laws, the General Corporation Law of the State of Utah or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah, on the November 18, 2016.

CH Real Estate II, Inc.

By:	/s/ Curt Hansen
Curt Hansen
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Curt Hansen	Chief Executive Officer,	November 18, 2016
Curt Hansen	Principal Financial Officer, Principal Accounting Officer, and Chairman of the Board of Directors

/s/ Mike Hansen	Member of the Board of Directors	November 18, 2016
Mike Hansen

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